UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report (Date of the earliest event reported) April 29, 2004

                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




          1-19254                                  11-2682486
 (Commission File Number)              (IRS Employer Identification No.)



One Merrick Avenue, Westbury, New York                    11590
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (516)683-6000



               N/A
(Former name or former address, if changed since last report)



Item 7.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated April 29, 2004



Item 12.  Results of Operation and Financial Condition

On April 29, 2004, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's first-quarter 2004 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.





                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:   /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  April 29, 2004

EXHIBIT 99

   LIFETIME HOAN REPORTS 53% INCREASE IN FIRST-QUARTER NET
                 SALES; RAISES 2004 GUIDANCE


WESTBURY,  N.Y., April 29, 2004 -- LIFETIME HOAN CORPORATION
(NASDAQ   NM:  LCUT),  a  leading  designer,  marketer   and
distributor of housewares, today announced results for the first quarter ended March 31, 2004.

For the first quarter of 2004, net sales increased 53% to $37.1 million from $24.3 million in the same period of the prior year. The Company reported net income of $345,000, or $0.03 per diluted share, compared to a net loss of $602,000, or $0.06 per diluted share, for the same period in 2003.

Jeffrey Siegel, president and chief executive officer, commented, "The first quarter of 2004 was another period of strong growth for Lifetime Hoan. The impressive increase in the Company's net sales was fueled principally by growth of our lines of KitchenAid(R) branded products. Since we launched our KitchenAid program in 2001, it has gained strength every year, and 2004 is already showing a continuation of that very positive trend.

"Lifetime's business is driven by exciting new products, innovative designs and great brands. One of the reasons we expect 2004 to be a very successful year is that we plan to launch more new lines than ever before in our history. Among the additions we have already announced is KitchenAid(R) branded kitchen cutlery, which is scheduled to roll out in the third quarter. Another important contribution will come from our expansion of the CasaModa(R) line, which is focused
on  the  growing  market for casual home entertainment.   In
fact, we plan to introduce new products in every major category in our business during the year."

Lifetime Hoan noted that first-quarter 2004 sales attributable to the :USE(R) - Tools for Civilization(R) and Gemco Ware, Inc. businesses the Company acquired in the fourth quarter of 2003 totaled $1.5 million. Without the USE and Gemco sales, Lifetime's net sales for the period would have increased 46.5% over last year's same quarter.

The  Company  raised  its net sales  guidance  for  2004  to
approximately $195-$205 million from $190-$200 million.   It
also raised its earnings per share estimate for 2004 to approximately $0.98-$1.13 from $0.95-$1.10.

Lifetime Hoan has scheduled a conference call Thursday, April 29 at 11:00 a.m. Eastern time to discuss first-quarter-2004 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Thursday, May 6, and can be accessed by
dialing  (706)  645-9291, conference ID  #6684178.   A  live
webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime Hoan Corporation is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products
under   various   trade  names  including  Farberware(R) and
Hoffritz(R). Lifetime Hoan's KitchenAid branded products are designed, manufactured and marketed under a license with
Whirlpool  Corporation.   The  Company's  Cuisinart  branded
products are designed, manufactured and marketed under a license with Cuisinart. Through the use of various brand names, Lifetime Hoan's products are distributed through almost every major retailer in the U.S.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Tables to follow




 COMPANY CONTACT:                        INVESTOR RELATIONS:
      Robert McNally                        Harriet Fried
 Chief Financial Officer                 Lippert/Heilshorn &
     (516) 683-6000                       Associates, Inc.
                                         (212) 838-3777 or
                                         hfried@lhai.com







                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                      March 31,
                                     (Unaudited)
      <c>                          2004       2003      % Increase
      Net  Sales                 $37,129     $24,284        52.9%
      Cost of Sales               21,689      13,426        61.5%
      Distribution Expenses        5,181       4,454        16.3%
      SG&A                         9,574       7,321        30.8%

      Income (Loss) from
       Operations                    685       (917)

      Interest Expense               127         111
      Other Income                  (15)        (17)

      Income (Loss) Before
       Taxes                         573     (1,011)

      Tax Provision (Benefit)        228       (409)

          Net Income (Loss)         $345      ($602)

      Diluted Earnings (Loss)
       Per Share from Net Income   $0.03     ($0.06)
      Weighted Average Shares     11,141      10,561




                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                 March 31,     March 31,
                                   2004          2003
                                (Unaudited)   (Unaudited)

 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents    $      719    $      108
   Accounts receivable, net         22,579        12,680
   Merchandise inventories          48,564        42,763
   Prepaid expenses and other
    current assets                   7,357         6,646

      TOTAL CURRENT ASSETS          79,219        62,197

 PROPERTY AND EQUIPMENT, net        20,200        20,408
 INTANGIBLES, net                   25,543        23,855
 OTHER ASSETS                        2,093         2,119
      TOTAL ASSETS              $  127,055    $  108,579


 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings        $   13,000    $   11,500

   Accounts payable and trade
    acceptances                      6,859         3,871
   Other current liabilities        16,281        13,752
      TOTAL CURRENT LIABILITIES     36,140        29,123

 DEFERRED RENT & OTHER LONG
  TERM LIABILITIES                   1,639           553

 DEFERRED INCOME TAX LIABILITIES     3,128         1,857

 STOCKHOLDERS' EQUITY               86,148        77,046
   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY       $  127,055    $  108,579